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                                                                    Exhibit 23.7


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of NRT Incorporated on Form S-1 of our report dated July 1, 1998, related to the statement of operations and retained earnings and of cash flows of Barbara Sue Seal Properties, Inc. for the year ended December 31, 1996, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Portland, Oregon
February 9, 1999